                                                                          5/9/97




                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                      among

                  STERLING FINANCIAL CORPORATION, as Depositor,

                              BANKERS TRUST COMPANY
                              as Property Trustee,

                                       and

                            BANKERS TRUST (DELAWARE),
                               as Delaware Trustee

                            Dated as of May __, 1997

                            STERLING CAPITAL TRUST I

                            STERLING CAPITAL TRUST I


              Certain Sections of this Trust Agreement relating, to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

         Trust Indenture                        Trust Agreement Act Section
             Section
         ---------------                        ---------------------------
         Section   310(a)(1)..................  8.7
                      (a)(2)..................  8.7
                      (a)(3)..................  8.9
                      (a)(4)..................  2.7(a)(ii)
                      (b).....................  8.8, 10.10(b)
         Section   311(a).....................  8.13, 10.10(b)
                      (b).....................  8.13, 10.10(b)
         Section   312(a).....................  10.10(b)
                      (b).....................  10.10(b), (f)
                      (c).....................  5.7
         Section   313(a).....................  8.15(a)
                      (a)(4)..................  10.10(c)
                      (b).....................  8.15(c), 10.10(c)
                      (c).....................  10.8, 10.10(c)
                      (d).....................  10.10(c)
         Section   314(a).....................  8.16, 10.10(d)
                      (b).....................  Not Applicable
                      (c)(1)..................  8.17, 10.10(d), (e)
                      (c)(2)..................  8.17, 10.10(d), (e)
                      (c)(3)..................  8.17, 10.10(d), (e)
                      (e).....................  8.17, 10.10(e)
         Section   315(a).....................  8.1(d)
                      (b).....................  8.2
                      (c).....................  8.1(c)
                      (d).....................  8.1(d)
                      (e).....................  Not Applicable
         Section   316(a).....................  Not Applicable
                      (a)(1)(A)...............  Not Applicable
                      (a)(1)(B)...............  Not Applicable
                      (a)(2)..................  Not Applicable
                      (b).....................  5.13
                      (c).....................  6.7
         Section   317(a)(1)..................  Not Applicable
                      (a)(2)..................  8.14
                      (b).....................  5.10
         Section   318(a).....................  10.10(a)

         Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                                TABLE OF CONTENTS


                                                                       Page
                                                                       ----
         ARTICLE I.  DEFINED TERMS
              SECTION 1.1.   Definitions............................      2

         ARTICLE II.  CONTINUATION OF THE ISSUER TRUST
              SECTION 2.1.   Name...................................     14
              SECTION 2.2.   Office of the Delaware Trustee;
                               Principal Place of Business..........     14
              SECTION 2.3.   Initial Contribution of Trust Property,
                               Organizational Expenses..............     14
              SECTION 2.4.   Issuance of Capital Securities.........     15
              SECTION 2.5.   Issuance of the Common Securities;
                               Subscription and Purchase of Junior
                               Subordinated Debentures..............     15
              SECTION 2.6.   Declaration of Trust...................     16
              SECTION 2.7.   Authorization to Enter into Certain
                               Transactions.........................     16
              SECTION 2.8.   Assets of Trust........................     20
              SECTION 2.9.   Title to Trust Property................     20

         ARTICLE III.  PAYMENT ACCOUNT
              SECTION 3.1.   Payment Account........................     20

         ARTICLE IV.  DISTRIBUTIONS; REDEMPTION
              SECTION 4.1.   Distributions..........................     21
              SECTION 4.2.   Redemption.............................     22
              SECTION 4.3.   Subordination of Common Securities.....     25
              SECTION 4.4.   Payment Procedures.....................     26
              SECTION 4.5.   Tax Returns and Reports................     26
              SECTION 4.6.   Payment of Taxes, Duties, Etc.
                               of the Issuer Trust..................     27
              SECTION 4.7.   Payments under Indenture or Pursuant
                               to Direct Actions....................     27
              SECTION 4.8.   Liability of the Holder of Common
                               Securities...........................     27

         ARTICLE V.  TRUST SECURITIES CERTIFICATES
              SECTION 5.1.   Initial Ownership......................     27
              SECTION 5.2.   The Trust Securities Certificates......     27
              SECTION 5.3.   Execution and Delivery of Trust
                               Securities Certificates..............     28
              SECTION 5.4.   Global Capital Security................     28
              SECTION 5.5.   Registration of Transfer and Exchange
                             Generally; Certain Transfers and
                               Exchanges; Capital Securities
                               Certificates.........................     30

                                                                       Page
                                                                       ----
              SECTION 5.6.   Mutilated, Destroyed, Lost or Stolen
                               Trust Securities Certificates........     32
              SECTION 5.7.   Persons Deemed Holders.................     32
              SECTION 5.8.   Access to List of Holders'
                             Names and Addresses....................     32
              SECTION 5.9.   Maintenance of Office or Agency........     33
              SECTION 5.10.  Appointment of Paying Agent............     33
              SECTION 5.11.  Ownership of Common Securities
                               by Depositor.........................     34
              SECTION 5.12.  Notices to Clearing Agency.............     34
              SECTION 5.13.  Rights of Holders......................     34

         ARTICLE VI.  ACTS OF HOLDERS; MEETINGS; VOTING
              SECTION 6.1.   Limitations on Holder's Voting
                                Rights..............................     37
              SECTION 6.2.   Notice of Meetings.....................     38
              SECTION 6.3.   Meetings of Holders....................     38
              SECTION 6.4.   Voting Rights..........................     39
              SECTION 6.5.   Proxies, etc...........................     39
              SECTION 6.6.   Holder Action by Written Consent.......     39
              SECTION 6.7    Record Date for Voting and Other
                               Purposes.............................     40
              SECTION 6.8.   Acts of Holders........................     40
              SECTION 6.9.   Inspection of Records..................     41

         ARTICLE VII.  REPRESENTATIONS AND WARRANTIES
              SECTION 7.1.   Representations and Warranties
                               of the Property Trustee and
                               the Delaware Trustee.................     41
              SECTION 7.2.   Representations and Warranties of
                               Depositor............................     43

         ARTICLE VIII.  THE ISSUER TRUSTEES; THE ADMINISTRATORS
              SECTION 8.1.   Certain Duties and Responsibilities....     44
              SECTION 8.2.   Certain Notices........................     47
              SECTION 8.3.   Certain Rights of Property Trustee.....     47
              SECTION 8.4.   Not Responsible for Recitals
                               or Issuance of Securities............     49
              SECTION 8.5.   May Hold Securities....................     49
              SECTION 8.6.   Compensation; Indemnity; Fees..........     49
              SECTION 8.7.   Corporate Property Trustee Required;
                               Eligibility of Trustees and
                               Administrators.......................     51
              SECTION 8.8.   Conflicting Interests..................     51
              SECTION 8.9.   Co-Trustees and Separate Trustee.......     52
              SECTION 8.10.  Resignation and Removal; Appointment
                               of Successor.........................     53
              SECTION 8.11.  Acceptance of Appointment by
                             Successor..............................     55

                                                                       Page
                                                                       ----
              SECTION 8.12.  Merger, Conversion, Consolidation or
                               Succession to Business...............     55
              SECTION 8.13.  Preferential Collection of Claims
                               Against Depositor or Issuer Trust....     56
              SECTION 8.14.  Trustee May File Proofs of Claims......     56
              SECTION 8.15.  Reports by Property Trustee............     57
              SECTION 8.16.  Reports to the Property Trustee........     57
              SECTION 8.17.  Evidence of Compliance with Conditions
                               Precedent............................     58
              SECTION 8.18.  Number of Issuer Trustees..............     58
              SECTION 8.19.  Delegation of Power....................     58
              SECTION 8.20.  Appointment of Administrators..........     58

         ARTICLE IX.  DISSOLUTION, LIQUIDATION AND MERGER
              SECTION 9.1.   Dissolution Upon Expiration Date.......     59
              SECTION 9.2.   Early Termination......................     59
              SECTION 9.3.   Dissolution............................     60
              SECTION 9.4.   Liquidation............................     60
              SECTION 9.5.   Mergers, Consolidations, Amalgamations
                               or Replacements of the Issuer Trust..     62

         ARTICLE X.  MISCELLANEOUS PROVISIONS
              SECTION 10.1.  Limitation of Rights of Holders........     63
              SECTION 10.2.  Amendment..............................     64
              SECTION 10.3.  Separability...........................     65
              SECTION 10.4.  Governing Law..........................     65
              SECTION 10.5.  Payments Due on Non-Business Day.......     65
              SECTION 10.6.  Successors.............................     66
              SECTION 10.7.  Headings...............................     66
              SECTION 10.8.  Reports, Notices and Demands...........     66
              SECTION 10.9.  Agreement Not to Petition..............     67
              SECTION 10.10. Trust Indenture Act; Conflict with
                               Trust Indenture Act..................     67
              SECTION 10.11. Acceptance of Terms of Trust Agreement,
                               Guarantee and Indenture..............     69

         Exhibit A    Certificate of Trust
         Exhibit B    Form of Certificate Depositary Agreement
         Exhibit C    Form of Common Securities Certificate
         Exhibit D    Form of Capital Securities Certificate

                                    AGREEMENT


                Amended and Restated Trust Agreement, dated as of February 5, 1997, among (i) Sterling Financial Corporation, a Washington corporation (including any successors or assigns, the "Depositor"),
         (ii) Bankers Trust Company, a New York banking corporation, as property trustee, (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), and (iii) Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee") (the Property Trustee and the Delaware Trustee are referred to collectively herein as the "Issuer Trustees") and (iv) the several Holders, as hereinafter defined.

                                   WITNESSETH


                WHEREAS, the Depositor, the Property Trustee, and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into a certain Trust Agreement, dated as of January 21, 1997 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on January 21, 1997 (the "Certificate of Trust"), attached as Exhibit A; and

                WHEREAS, the Depositor and the Delaware Trustee desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Issuer Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Junior Subordinated Debentures, and (iv) the appointment of the Administrators.

                NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees, intending to be legally bound, as follows:

                                    ARTICLE I

                                  DEFINED TERMS

         SECTION 1.1.  Definitions.

                For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                (a) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                (c) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

                (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect at the time of computation;

                (e) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement;

                (f) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision; and

                (g) all references to the date the Capital Securities were originally issued shall refer to the date the Capital Securities were originally issued.

                "Act" has the meaning specified in Section 6.8.

                "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

                "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

                "Administrators" means each Person appointed in accordance with
         Section 8.20 solely in such Person's capacity as Administrator of the Issuer Trust heretofore formed and continued hereunder and not in such Person's individual capacity, or any successor Administrator appointed as herein provided; with the initial Administrators being Harold B. Gilkey and Daniel G. Byrne.

                "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Capital Security or beneficial interest therein, the rules and procedures of the Depositary for such Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                "Bank" has the meaning specified in the preamble to this Trust Agreement.

                "Bankruptcy Event" means, with respect to any Person:

                (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

                "Bankruptcy Laws" has the meaning specified in Section 10.9.

                "Board of Directors" means the board of directors of the Depositor or the Executive Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

                "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Issuer Trustees.

                "Business Day" means a day other than (a) a Saturday or Sunday,
         (b) a day on which banking institutions in the City of New York, New York or in the City of Spokane, Washington are authorized or required by law or executive order to remain closed or (c) a day on which the Property Trustee's Corporate Trust Office or the Delaware Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

                "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit D.

                "Capital Security" means an aggregate Liquidation Amount of $40,000,000 of the Issuer Trust's ____% cumulative capital securities, constituting a preferred undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

                "Capital Treatment Event" means, in respect of any Issuer Trust, the reasonable determination by the Depositor that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of the issuance of the Capital Securities of such Issuer Trust, there is more than an insubstantial risk that the Depositor will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities or any substantial portion thereof as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Board of Governors of the Federal Reserve System, as then in effect, provided, however, that it shall not be deemed to be a Capital Treatment Event if the Depositor is not entitled to treat the aggregate amount of the Liquidation Amount of such Capital Securities as "Tier 1 Capital" due to the restriction imposed by the Federal Reserve that no more than 25% of Tier 1 Capital can consist of perpetual preferred stock.

                "Certificate Depositary Agreement" means the agreement among the Issuer Trust, the Depositor and the Depository Trust Company ("DTC"), as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

                "Certificate of Trust" has the meaning specified in the preamble to this Trust Agreement.

                "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC shall be the initial Clearing Agency.

                "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                "Closing Date" means the Time of Delivery for the Capital Securities, which date is also the date of execution and delivery of this Trust Agreement.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

                "Common Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

                "Corporate Trust Office" means the principal office of the Property Trustee located in the City of New York, New York, which at the time of the execution of this Trust Agreement is located at Four Albany Street, New York, New York 10006; Attention: Corporate Trust and Agency Group - Corporate Market Services.

                "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

                "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

                "Debenture Trustee" means Bankers Trust Company, a New York banking corporation and any successor.

                "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. 3801, et seq., as it may be amended from time to time.

                "Delaware Trustee" means the corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Issuer Trust continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

                "Depositary" means the Depository Trust Company or any successor thereto.

                "Depositor" has the meaning specified in the preamble to this Trust Agreement.

                "Distribution Date" has the meaning specified in Section 4.1(a).

                "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

                "DTC" means the Depository Trust Company.

                "Early Termination Event" has the meaning specified in Section 9.2.

                "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                (a) the occurrence of a Debenture Event of Default; or

                (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Depositor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                (e) the occurrence of any Bankruptcy Event with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within a period of 90 days thereof.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto, in each case as amended from time to time.

                "Expiration Date" has the meaning specified in Section 9.1.

                "Global Capital Securities Certificate" means a Capital Securities Certificate evidencing ownership of Global Capital Securities.

                "Global Capital Security" means a Capital Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

                "Guarantee Agreement" means the Guarantee Agreement executed and delivered by the Depositor and Bankers Trust Company, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Capital Securities, as amended from time to time.

                "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

                "Indenture" means the Junior Subordinated Indenture, dated as of May __, 1997, between the Depositor and the Debenture Trustee (as amended or supplemented from time to time) relating to the issuance of the Junior Subordinated Debentures.

                "Investment Company Act" means the Investment Company Act of 1940, as amended.

                "Investment Company Event" means the receipt by the Issuer Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

                "Issuer Trust" means Sterling Capital Trust I.

                "Issuer Trustees" means, collectively, the Property Trustee and the Delaware Trustee.

                "Junior Subordinated Debentures" means the aggregate principal amount of the Depositor's ____% junior subordinated deferrable interest debentures issued pursuant to the Indenture, due September 30, 2027, which date may be shortened once at any time by the Company to any date not earlier than June ___, 2002, subject to the Company having received prior approval of the Federal Reserve Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable capital guidelines or policies of the Federal Reserve (such date, as it may be shortened, the "Stated Maturity").

                "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

                "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (b) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Junior Subordinated Debentures are distributed.

                "Liquidation Amount" means the stated amount of $25 per Trust Security.

                "Liquidation Date" means the date on which Junior Subordinated Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Issuer Trust pursuant to Section 9.4.

                "Liquidation Distribution" has the meaning specified in Section 9.4(d).

                "Majority in Liquidation Amount of the Capital Securities" or "Majority in Liquidation Amount of the Common Securities" means, except as provided by the Trust Indenture Act, Capital Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Capital Securities or Common Securities, as the case may be.

                "Officers' Certificate" means a certificate signed by the Chairman of the Board and Chief Executive Officer, President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the party provided herein. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

                (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

                (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

                (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or any Affiliate of the Depositor.

                "Original Trust Agreement" has the meaning specified in the preamble to this Trust Agreement.

                "Outstanding," with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

                (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

                (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Capital Securities, provided that if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

                (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.6 and 5.13; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Issuer Trustee, any Administrator or any Affiliate of the Depositor shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Issuer Trustee or such Administrator, as the case may be, knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Capital Securities are owned by the Depositor, one or more of the Issuer Trustees, one or more of the Administrators and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrators the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

                "Owner" means each Person who is the beneficial owner of Global Capital Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency.

                "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Property Trustee.

                "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Property Trustee in its trust department for the benefit of the Holders in which all amounts paid in respect of the Junior Subordinated Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

                "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Issuer Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

                "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Junior Subordinated Debenture Redemption Date and the Stated Maturity of the Junior Subordinated Debentures shall be a Redemption Date for a Like Amount of Trust Securities, including but not limited to any date of redemption pursuant to the occurrence of any Special Event.

                "Redemption Price" means with respect to a redemption of any Trust Security, the Liquidation Amount of such Trust Security, together with accumulated but unpaid Distributions to but excluding the date fixed for redemption.

                "Relevant Trustee" has the meaning specified in Section 8.10.

                "Responsible Officer" when used with respect to the Property Trustee means any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                "Securities Act" means the Securities Act of 1933, as amended, and any successor statute thereto, in each case as amended from time to time.

                "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

                "Special Event" means any Tax Event, Capital Treatment Event or Investment Company Event.

                "Successor Capital Securities" of any particular Capital Securities Certificate means every Capital Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Capital Securities Certificate; and, for the purposes of this definition, any Capital Securities Certificate executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Securities Certificate shall be deemed to evidence the same beneficial interest in the Issuer Trust as the mutilated, destroyed, lost or stolen Capital Securities Certificate.

                "Tax Event" means the receipt by the Issuer Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Depositor on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such Opinion of Counsel will not be, deductible by the Depositor, in whole or in part, for United States federal income tax purposes, or
         (iii) the Issuer Trust is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental changes.

                "Time of Delivery" means 10:00 a.m. Eastern Standard Time with respect to the Capital Securities or Common Securities, on the third Business Day (unless postponed in accordance with the provisions of Section 9 of the Underwriting Agreement) following the date of execution of the Underwriting Agreement, or such other time not later than ten Business Days after such date as shall be agreed upon by the Underwriters, the Issuer Trust and the Company.

                "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all Exhibits hereto, and (ii) for all purposes of this Amended and Restated Trust Agreement any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Trust Agreement and any modification, amendment or supplement, respectively.

                "Trust Indenture Act" means the Trust Indenture Act of 1939 or any successor statute, in each case as amended from time to time.

                "Trust Property" means (a) the Junior Subordinated Debentures,
         (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

                "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

                "Trust Security" means any one of the Common Securities or the Capital Securities.

                "Underwriter" has the meaning specified in the Underwriting Agreement.

                "Underwriting Agreement" means the Underwriting Agreement, dated as of May __, 1997, among the Issuer Trust, the Depositor and the Underwriter, as the same may be amended from time to time.


                                   ARTICLE II

                        CONTINUATION OF THE ISSUER TRUST

                SECTION 2.1. Name.

                The Issuer Trust continued hereby shall be known as "Sterling Capital Trust I", as such name may be modified from time to time by the Administrators following written notice to the Holders of Trust Securities and the other Issuer Trustees, in which name the Administrators and the Issuer Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

                SECTION 2.2. Office of the Delaware Trustee; Principal Place of Business.

                The address of the Delaware Trustee in the State of Delaware is Bankers Trust (Delaware), 1001 Jefferson Street, Suite 550, Wilmington, DE 19801, Attention: Lisa Wilkins, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders and the Depositor. The principal executive office of the Issuer Trust is in care of Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201, Attention: Office of the Senior Vice President of Finance.

                SECTION 2.3. Initial Contribution of Trust Property, Organizational Expenses.

                The Property Trustee acknowledges receipt in trust from the Depositor in connection with this Trust Agreement of the sum of $10, which constitutes the initial Trust Property. The Depositor shall pay all organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such reasonable Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

                SECTION 2.4. Issuance of the Capital Securities.

                On May __, 1997, the Depositor, both on its own behalf and on behalf of the Issuer Trust pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement.

         Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Issuer Trust, shall manually execute in accordance with Section 5.3 and the Property Trustee shall authenticate in accordance with Section 5.3 and deliver to the Underwriter, Capital Securities Certificates, registered in the names requested by the Underwriter, in an aggregate amount of 1,600,000 Capital Securities having an aggregate Liquidation Amount of $40,000,000, against receipt of the aggregate purchase price of such Capital Securities of $40,000,000, by the Property Trustee.

                SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase of Junior Subordinated Debentures.

                Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Issuer Trust, shall execute or cause to be executed in accordance with Section 5.2 and the Property Trustee shall deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 49,485 Common Securities having an aggregate Liquidation Amount of $1,237,125 against receipt of the aggregate purchase price of such Common Securities of $1,237,125 by the Property Trustee. Contemporaneously with the executions, and deliveries of Common Securities Certificates and any Capital Securities Certificates, an Administrator, on behalf of the Issuer Trust, shall subscribe for and purchase from the Depositor corresponding amounts of Junior Subordinated Debentures, registered in the name of the Property Trustee and having an aggregate principal amount equal to $41,237,125; and, in satisfaction of the purchase price for such Junior Subordinated Debentures, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of $41,237,125 and receive on behalf of the Issuer Trust the Junior Subordinated Debentures.

                SECTION 2.6. Declaration of Trust.

                The exclusive purposes and functions of the Issuer Trust are to
         (a) issue and sell Trust Securities and use the proceeds from such sale to acquire the Junior Subordinated Debentures, and (b) engage in only those other activities necessary or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Depositor hereby appoints the Administrators, with such Administrators having all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Issuer Trust, and the Administrators hereby accept such appointment, provided, however, that it is the intent of the parties hereto that such Administrators shall not be trustees or fiduciaries with respect to the Issuer Trust and this Agreement shall be construed in a manner consistent with such intent. The Property Trustee shall have the right and power to perform those duties assigned to the Administrators. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrators set forth herein. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act.

                SECTION 2.7. Authorization to Enter into Certain Transactions.

                (a) The Issuer Trustees and the Administrators shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and in accordance with the following provisions (i), (ii) and (iii), the Issuer Trustees and the Administrators shall act as follows:

                (i) Each Administrator shall:

                     (A) comply with the Underwriting Agreement regarding the
                issuance and sale of the Trust Securities;

                     (B) assist in compliance with the Securities Act,
                applicable state securities or blue sky laws, and the Trust Indenture Act;

                     (C) assist in the listing of the Capital Securities upon
                such securities exchange or exchanges or upon the Nasdaq National Market as shall be determined by the Depositor, with the registration of the Capital Securities under the Exchange Act, if required, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                     (D) execute and deliver an application for a taxpayer
                identification number for the Issuer Trust; and

                     (E) assist with the preparation of a registration statement and a prospectus in relation to the Capital Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Capital Securities in a transaction or series of transactions subject to the registration requirements of the Securities Act.

                     (F) take any action incidental to the foregoing as
                necessary or advisable to give effect to the terms of this Trust Agreement.

                (ii) The Property Trustee shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

                     (A) the establishment of the Payment Account;

                     (B) the receipt of the Junior Subordinated Debentures;

                     (C) the receipt and collection of interest, principal and
                any other payments made in respect of the Junior Subordinated Debentures in the Payment Account;

                     (D) the distribution of amounts owed to the Holders in
                respect of the Trust Securities;

                     (E) the exercise of all of the rights, powers and
                privileges of a holder of the Junior Subordinated Debentures;

                     (F) the sending of notices of default and other information regarding the Trust Securities and the Junior Subordinated Debentures to the Holders in accordance with this Trust Agreement;

                     (G) the distribution of the Trust Property in accordance
                with the terms of this Trust Agreement;

                     (H) to the extent provided in this Trust Agreement, the
                winding up of the affairs of and liquidation of the Issuer Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

                     (I) after an Event of Default (other than under paragraph
                (b), (c), (d), or (f) of the definition of such term if such Event of Default is by or with respect to the Property Trustee), comply with the provisions of this Trust Agreement and take any action to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); provided, however, that nothing in this Section 2.7(a)(ii) shall require the Property Trustee to take any action that is not otherwise required in this Trust Agreement.

                (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees or Administrators acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Issuer Trustees nor the Administrators shall
         (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Issuer Trust to become taxable as a corporation for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Property Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

                (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                     (i) the preparation by the Issuer Trust of, and the
                execution and delivery of, a registration statement, and a prospectus in relation to the Capital Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Capital Securities in a transaction or a series of transactions subject to the registration requirements of the Securities Act;

                     (ii) the determination of the States in which to take
                appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trustees of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

                     (iii) the negotiation of the terms of, and the execution
                and delivery of, the Underwriting Agreement providing for the sale of the Capital Securities;

                     (iv) the taking of any other actions necessary or
                desirable to carry out any of the foregoing activities; and

                     (v) compliance with the listing requirements of the Capital
                Securities upon such securities exchange or exchanges, or upon the Nasdaq National Market, as shall be determined by the Depositor, the registration of the Capital Securities under the Exchange Act, if required, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing.

                (d) Notwithstanding anything herein to the contrary, the Administrators and the Property Trustee are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation for the United States Federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Depositor for United States income tax purposes. In this connection, the Property Trustee and the Holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that the Property Trustee and Holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Outstanding Capital Securities. In no event shall the Administrators or the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulations or in the interpretation thereof.

                SECTION 2.8. Assets of Trust.

                The assets of the Issuer Trust shall consist solely of the Trust Property.

                SECTION 2.9. Title to Trust Property.

                Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.

                                   ARTICLE III

                                 PAYMENT ACCOUNT

                SECTION 3.1. Payment Account.

                (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

                (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Junior Subordinated Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

                SECTION 4.1. Distributions.

                (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including Distributions of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including payments of Additional Interest, as defined in the Indenture) are made on the Junior Subordinated Debentures. Accordingly:

                     (i) Distributions on the Trust Securities shall be
                cumulative and will accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions. Distributions shall accumulate from May __, 1997, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 1997. If any date on which a Distribution is otherwise payable on the Trust

                Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this
                Section 4.1(a), a "Distribution Date"). The amount of each Distribution shall include amounts accrued through such applicable Distribution Date.

                     (ii) The Trust Securities shall be entitled to
                Distributions payable at a rate of ____% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The amount of Distributions payable for any period shall include any Additional Amounts in respect of such period.


                     (iii) So long as no Debenture Event of Default has occurred and is continuing, the Depositor has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods (an "Extension Period"), provided that no Extension Period may extend beyond September 30, 2027. As a consequence of any such deferral, quarterly Distributions on the Trust Securities by the Trust will also be deferred (and the amount of Distributions to which Holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate per annum of ____% per annum, compounded quarterly) from the relevant payment date for such Distributions, computed on the basis of a 360- day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four (4). The term "Distributions" as used in Section 4.1 shall include any such additional Distributions provided pursuant to this Section 4.1(a)(iii).

                     (iv) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

                (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the 15th day of March, June, September or December (whether or not a Business Day).

                SECTION 4.2. Redemption.

                (a) On each Junior Subordinated Debenture Redemption Date and on the Stated Maturity of the Junior Subordinated Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

                (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                     (i) the Redemption Date;

                     (ii) the Redemption Price, or if the Redemption Price
                cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date, or as soon as practicable thereafter, that notice of such actual Redemption Price is received pursuant to the Indenture);

                     (iii) the CUSIP number or CUSIP numbers of the Capital
                Securities affected;

                     (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

                     (v) that on the Redemption Date the Redemption Price will
                become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 4.2(d) below; and

                     (vi) the place or places where Trust Securities are to be
                surrendered for the payment of the Redemption Price.

                The Issuer Trust in issuing the Trust Securities shall use "CUSIP" numbers, and the Property Trustee shall indicate the "CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related material.

                (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

                (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Capital Securities held in global form, irrevocably deposit with the Clearing Agency for such Capital Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities. With respect to Capital Securities that are not held in global form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holder of the Capital Securities upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Securities will cease to be Outstanding. In the event that any date on which any applicable Redemption Price is payable is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

                (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the particular Capital Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption in such a manner as the Property Trustee shall deem fair and appropriate.

                SECTION 4.3. Subordination of Common Securities.

                (a) Payment of Distributions (including Additional Amounts, if applicable) on, the Redemption Price of, and the Liquidation Distribution in respect of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of such Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default in Section 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts) on, Redemption Price of, or Liquidation Distribution in respect of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the Redemption Price, the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, Capital Securities then due and payable. The existence of an Event of Default does not entitle the Holders of Capital Securities to accelerate the maturity thereof.

                (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effects of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

                SECTION 4.4. Payment Procedures.

                Payments of Distributions (including any Additional Amounts) in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which will credit the relevant accounts on the applicable Distribution Dates. Payments of Distributions to Holders of $1,000,000 or more in aggregate Liquidation Amount of Capital Securities may be made by wire transfer of immediately available funds upon written request of such Holder of Capital Securities to the Securities Registrar not later than 15 calendar days prior to the date on which the Distribution is payable. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

                SECTION 4.5. Tax Returns and Reports.

                The Administrators shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrators shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The

         Administrators shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Issuer Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

                On or before December 15 of each year during which any Capital Securities are outstanding, the Administrators shall furnish to the Paying Agent such information as may be reasonably requested by the Property Trustee in order that the Property Trustee may prepare the information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount includible in income for each outstanding Capital Security during such year.

                SECTION 4.6. Payment of Taxes; Duties, Etc. of the Issuer Trust.

                Upon receipt under the Junior Subordinated Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority.

                SECTION 4.7. Payments under Indenture or Pursuant to Direct Actions.

                Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 5.8 of the Indenture or
         Section 5.13 of this Trust Agreement.

                SECTION 4.8.  Liability of the Holder of Common Securities.

                The Holder of Common Securities shall be liable for the debts and obligations of the Issuer Trust as set forth in Section 6.7 of the Indenture regarding allocation of expenses.


                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

                SECTION 5.1. Initial Ownership.

                Upon the formation of the Issuer Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust

         Securities are outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

                SECTION 5.2. The Trust Securities Certificates.

                (a) The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual or facsimile signature of at least one Administrator except as provided in Section 5.3. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

                (b) Upon their original issuance, Capital Securities Certificates shall be issued in the form of one or more fully registered Global Capital Securities Certificates which will be deposited with or on behalf of the Depositary and registered in the name of the Depositary's nominee. Unless and until it is exchangeable in whole or in part for the Capital Securities in definitive form, a global security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

                (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

                SECTION 5.3. Execution and Delivery of Trust Securities Certificates.

                At the Time of Delivery, the Administrators shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust and delivered to the Property Trustee and upon such delivery the Property Trustee shall authenticate such Trust Securities Certificates and deliver such Trust Securities Certificates upon the written order of the Trust, executed by the Administrators thereof, without further corporate action by the Trust, in authorized denominations.

                SECTION 5.4. Global Capital Security.

                (a) Any Global Capital Security issued under this Trust Agreement shall be registered in the name of the nominee of the Clearing Agency and delivered to such custodian therefor, and such Global Capital Security shall constitute a single Capital Security for all purposes of this Trust Agreement.

                (b) Notwithstanding any other provision in this Trust Agreement, a Global Capital Security may not be exchanged in whole or in part for Capital Securities registered, and no transfer of the Global Capital Security in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Capital Security, or its nominee thereof unless (i) such Clearing Agency advises the Property Trustee in writing that such Clearing Agency is no longer willing or able to properly discharge its responsibilities as Clearing Agency with respect to such Global Capital Security, and the Depositor is unable to locate a qualified successor, (ii) the Issuer Trust at its option advises the Depositary in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) there shall have occurred and be continuing an Event of Default.

                (c) If a Capital Security is to be exchanged in whole or in part for a beneficial interest in a Global Capital Security, then either (i) such Global Capital Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the Liquidation Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the Liquidation Amount of such other Capital Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Security Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Capital Security by the Clearing Agency, accompanied by registration instructions, the Property Trustee shall, subject to Section 5.4(b) and as otherwise provided in this Article V, authenticate and deliver any Capital Securities issuable in exchange for such Global Capital Security (or any portion thereof) in accordance with the instructions of the Clearing Agency. The Property Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

                (d) Every Capital Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Capital Security or any portion thereof, whether pursuant to this
         Article V or Article IV or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Capital Security, unless such Global Capital Security is registered in the name of a Person other than the Clearing Agency for such Global Capital Security or a nominee thereof.

                (e) The Clearing Agency or its nominee, as the registered owner of a Global Capital Security, shall be considered the Holder of the Capital Securities represented by such Global Capital Security for all purposes under this Trust Agreement and the Capital Securities, and owners of beneficial interests in such Global Capital Security shall hold such interests pursuant to the Applicable Procedures and, except as otherwise provided herein, shall not be entitled to receive physical delivery of any such Capital Securities in definitive form and shall not be considered the Holders thereof under this Trust Agreement. Accordingly, any such owner's beneficial interest in the Global Capital Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Clearing Agency or its nominee. Neither the Property Trustee, the Securities Registrar nor the Depositor shall have any liability in respect of any transfers effected by the Clearing Agency.

                (f) The rights of owners of beneficial interests in a Global Capital Security shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency.

                SECTION 5.5. Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Capital Securities Certificates.

                (a) The Property Trustee shall keep or cause to be kept at its Corporate Trust Office a register or registers for the purpose of registering Capital Securities Certificates and transfers and exchanges of Capital Securities Certificates in which the registrar and transfer agent with respect to the Capital Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section
         5.11 in the case of Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. Such register is herein sometimes referred to as the "Securities Register." The Property Trustee is hereby appointed "Securities Registrar" for the purpose of registering Capital Securities and transfers of Capital Securities as herein provided.

                Upon surrender for registration of transfer of any Capital Security at the offices or agencies of the Property Trustee designated for that purpose, the Depositor shall execute, and authenticate and deliver, in the name of the designated transferee or transferees, one or more new Capital Securities of the same series of any authorized denominations of like tenor and aggregate principal amount and bearing such legends as may be required by this Trust Agreement.

                At the option of the Holder, Capital Securities may be exchanged for other Capital Securities of any authorized denominations, of like tenor and aggregate Liquidation Amount and bearing such legends as may be required by this Trust Agreement, upon surrender of the Capital Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Property Trustee shall execute and authenticate and deliver the Capital Securities that the Holder making the exchange is entitled to receive.

                All Capital Securities issued upon any transfer or exchange of Capital Securities shall be the valid obligations of the Issuer Trust, evidencing the same debt, and entitled to the same benefits under this Trust Agreement, as the Capital Securities surrendered upon such transfer or exchange.

                Every Capital Security presented or surrendered for transfer or exchange shall (if so required by the Property Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

                No service charge shall be made to a Holder for any transfer or exchange of Capital Securities, but the Property Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities.

                Neither the Issuer Trust nor the Property Trustee shall be required, pursuant to the provisions of this Section, (i) to issue, register the transfer of or exchange any Capital Security during a period beginning at the opening of business 15 days before the day of selection for redemption of Capital Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except, in the case of any such Capital Security to be redeemed in part, any portion thereof not to be redeemed.

                (b) Certain Transfers and Exchanges. Trust Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Trust Agreement. Any transfer or purported transfer of any Trust Security not made in accordance with this Trust Agreement shall be null and void.

                     (i) Non Global Security to Non Global Security. A Trust
                Security that is not a Global Capital Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Trust Security that is not a Global Security as provided in Section 5.5(a).

                     (ii) Free Transferability. Subject to this Section 5.5,
                Capital Securities shall be freely transferable.

                     (iii) Exchanges Between Global Capital Security and
                Non-Global Capital Security. A beneficial interest in a Global Capital Security may be exchanged for a Capital Security that is not a Global Capital Security as provided in Section 5.4.

                SECTION 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

                If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrators such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrators, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, and the Property Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrators or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

                SECTION 5.7. Persons Deemed Holders.

                The Issuer Trustees, the Securities Registrar or the Depositor shall treat the Person in whose name any Trust Securities are issued as the owner of such Trust Securities for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees, the Administrators, the Securities Registrar nor the Depositor shall be bound by any notice to the contrary.

                SECTION 5.8. Access to List of Holders' Names and Addresses.

                Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, or the Administrators accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                SECTION 5.9. Maintenance of Office or Agency.

                The Property Trustee shall designate, with the consent of the Administrators, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates its Corporate Trust Office at Four Albany Street, New York, NY 10006, Attention: Corporate Trust and Agency Group - Corporate Market Services, as its corporate trust office for such purposes. The Property Trustee shall give prompt written notice to the Depositor, the Administrators and to the Holders of any change in the location of the Securities Register or any such office or agency.

                SECTION 5.10. Appointment of Paying Agent.

                The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrators. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove any Paying Agent in its sole discretion. The Paying Agent shall initially be the Property Trustee. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrators, and the Property Trustee. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Administrators to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent appointed by the Administrators shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent chosen by the Property Trustee unless the context requires otherwise.

                SECTION 5.11. Ownership of Common Securities by Depositor.

                At each Time of Delivery, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities except (i) in connection with a consolidation or merger of the Depositor into another corporation or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) a transfer to an Affiliate of the Depositor in compliance with applicable law (including the Securities Act and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities shall be void. The Administrators shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR IN INTEREST TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT."

                SECTION 5.12. Notices to Clearing Agency.

                To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Capital Securities are represented by a Global Capital Securities Certificate, the Administrators and the Issuer Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

                SECTION 5.13. Rights of Holders.

                (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with
         Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial ownership interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Issuer Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have such right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Debenture Trustee.

                At any time after such a declaration of acceleration with respect to the Junior Subordinated Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, the Holders of a majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

                     (i) the Depositor has paid or deposited with the Debenture
                Trustee a sum sufficient to pay

                          (A) all overdue installments of interest on all of the
                     Junior Subordinated Debentures,

                          (B) any accrued Additional Interest on all of the
                     Junior Subordinated Debentures,

                          (C) the principal of any Junior Subordinated
                     Debentures which have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Junior Subordinated Debentures, and

                          (D) all sums paid or advanced by the Debenture Trustee
                     under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

                     (ii) all Events of Default with respect to the Junior Subordinated Debentures, other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

                If the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a Majority in Liquidation Amount of the Capital Securities shall also have the right to rescind and annul such declaration and its consequences by written notice to the Depositor, the Property Trustee and the Debenture Trustee, subject to the satisfaction of the conditions set forth in Clause (i) and (ii) of this Section 5.13.

                The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debentures. No such rescission shall affect any subsequent default or impair any right consequent thereon.

                Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities all or part of which is represented by Global Capital Securities, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

                (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Section 5.8 of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Sections 5.13(b) and 5.13 (c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Junior Subordinated Debentures.


                                   ARTICLE VI

                        ACTS OF HOLDERS; MEETINGS; VOTING

                SECTION 6.1. Limitations on Holder's Voting Rights.

                (a) Except as provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Trust Securities Certificates be construed so as to constitute the Holders from time to time as members of an association.

                (b) So long as any Junior Subordinated Debentures are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that may be waived under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or
         (iv) consent
         to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action will not cause the Issuer Trust to be taxable as a corporation for United States Federal income tax purposes.

                (c) If any proposed amendment to the Trust Agreement provides for, or the Issuer Trust otherwise proposes to effect, (i) any action that would adversely affect in any material respect the interests, powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or
         (ii) the dissolution of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be taxable as a corporation for United States Federal income tax purposes.

                SECTION 6.2. Notice of Meetings.

                Notice of all meetings of the Holders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

                SECTION 6.3. Meetings of Holders.

                No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of Holders to vote on any matter upon the written request of the Holders of record of 25% of the aggregate Liquidation Amount of the Capital Securities and the Administrators or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Capital Securities to vote on any matters as to which Holders are entitled to vote.

                Holders of at least a Majority in Liquidation Amount of the Capital Securities, present in person or represented by proxy, shall constitute a quorum at any meeting of Holders of the Capital Securities.

                If a quorum is present at a meeting, an affirmative vote by the Holders of record present, in person or by proxy, holding Capital Securities representing at least a Majority in Liquidation Amount of the Capital Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of Capital Securities, unless this Trust Agreement requires a greater number of affirmative votes.

                SECTION 6.4. Voting Rights.

                Holders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

                SECTION 6.5. Proxies, etc.

                At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of the Issuer Trust as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

                SECTION 6.6. Holder Action by Written Consent.

                Any action which may be taken by Holders at a meeting may be taken without a meeting if Holders holding at least a Majority in Liquidation Amount of all Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing.

                SECTION 6.7. Record Date for Voting and Other Purposes.

                For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrators or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

                SECTION 6.8. Acts of Holders.

                Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section.

                The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Issuer Trustee or Administrator receiving the same deems sufficient.

                The ownership of Trust Securities shall be proved by the Securities Register.

                Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Administrators or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

                Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

                If any dispute shall arise among the Holders, the Administrators or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

                A Holder may institute a legal proceeding directly against the Depositor under the Guarantee Agreement to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee Agreement), the Issuer Trust, any Issuer Trustee, any Administrator or any person or entity.

                SECTION 6.9. Inspection of Records.

                Upon reasonable notice to the Administrators and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

                SECTION 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

                The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

                (a) The Property Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of New York, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of this Trust Agreement.

                (b) The execution, delivery and performance by the Property Trustee of this Trust Agreement has been duly authorized by all necessary corporate action on the part of the Property Trustee; and this Trust Agreement has been duly executed and delivered by the Property Trustee, and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                (c) The execution, delivery and performance of this Trust Agreement by the Property Trustee does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Property Trustee.

                (d) At the Time of Delivery, the Property Trustee has not knowingly created any liens or encumbrances on the Trust Securities.

                (e) No consent, approval or authorization of, or registration with or notice to, any New York State or federal banking authority is required for the execution, delivery or performance by the Property Trustee, of this Trust Agreement.

                (f) The Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Trust Agreement.

                (g) The execution, delivery and performance by the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate action on the part of the Delaware Trustee; and this Trust Agreement has been duly executed and delivered by the Delaware Trustee, and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' right generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                (h) The execution, delivery and performance of this Trust Agreement by the Delaware Trustee does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Delaware Trustee.

                (i) No consent, approval or authorization of, or registration with or notice to any state or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee, of this Trust Agreement.

                (j) The Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

                SECTION 7.2. Representations and Warranties of Depositor.

                The Depositor hereby represents and warrants for the benefit of the Holders that:

                (a) the Trust Securities Certificates issued at the Time of Delivery on behalf of the Issuer Trust have been duly authorized and will have been duly and validly executed, and, subject to payment therefor, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement, and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

                (b) there are no taxes, fees or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by either the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                  ARTICLE VIII

                     THE ISSUER TRUSTEES; THE ADMINISTRATORS

                SECTION 8.1. Certain Duties and Responsibilities.

                (a) The duties and responsibilities of the Issuer Trustees and the Administrators shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Issuer Trustees or the Administrators to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees or the Administrators shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrator from liability for his or its own negligent action, his or its own negligent failure to act, or his or its own willful misconduct. To the extent that, at law or in equity, an Issuer Trustee or Administrator has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee or Administrator shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's or Administrator's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees and Administrators otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace his or such other duties and liabilities of the Issuer Trustees and Administrators.

                (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by his or its acceptance of a Trust Security, agrees that he or it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it or him as herein provided and that neither the Issuer Trustees nor the Administrators are personally liable to it or him for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

                (c) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.13 of the Indenture), the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders and shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                (d) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                     (i) prior to the occurrence of any Event of Default and
                after the curing or waiving of all such Events of Default that may have occurred:

                          (A) the duties and obligations of the Property Trustee
                     shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

                          (B) in the absence of bad faith on the part of the
                     Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement;

                     (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                     (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                     (iv) the Property Trustee's sole duty with respect to the
                custody, safe keeping and physical preservation of the Junior Subordinated Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                     (v) the Property Trustee shall not be liable for any
                interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

                     (vi) the Property Trustee shall not be responsible for
                monitoring the compliance by the Administrators or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee, the Administrators or the Depositor; and

                     (vii) no provision of this Trust Agreement shall require
                the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

                (e) The Administrators shall not be responsible for monitoring the compliance by the Issuer Trustee or the Depositor with their respective duties under this Trust Agreement, nor shall either Administrator be liable for the default or misconduct of any other Administrator, the Issuer Trustees or the Depositor.

                SECTION 8.2. Certain Notices.

                Within five Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders and the Administrators, unless such Event of Default shall have been cured or waived.

                Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Junior Subordinated Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrators, unless such exercise shall have been revoked.

                SECTION 8.3. Certain Rights of Property Trustee.

                Subject to the provisions of Section 8.1:

                (a) the Property Trustee may rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (b) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

                (c) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refiling or reregistration thereof;

                (d) the Property Trustee may consult with counsel of its own choosing (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

                (e) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(e) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

                (f) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

                (g) the Property Trustee may execute any of the trusts or powers hereunder or perform any of its duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                (h) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions; and

                (i) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

                No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee or Administrator to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee or Administrator shall be construed to be a duty.

                SECTION 8.4. Not Responsible for Recitals or Issuance of Securities.

                The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust, and the Issuer Trustees and the Administrators do not assume any responsibility for their correctness. The Issuer Trustees and the Administrators shall not be accountable for the use or application by the Depositor of the proceeds of the Junior Subordinated Debentures.

                SECTION 8.5. May Hold Securities.

                Except as provided in the definition of the term "Outstanding" in Article I, the Administrators, any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Administrator, Issuer Trustee or such other agent.

                SECTION 8.6. Compensation; Indemnity; Fees.

                The Depositor, as borrower, agrees:

                (a) to pay to the Issuer Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                (b) to reimburse the Issuer Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence or willful misconduct; and

                (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Administrator, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of the Issuer Trust, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person arising out of or in connection with the creation, operation or dissolution of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

                The provisions of this Section 8.6 shall survive the termination of this Trust Agreement.

                No Issuer Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

                The Depositor, any Administrator and any Issuer Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. Neither the Depositor, any Administrator, nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Depositor, any Administrator or any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the

         Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

                SECTION 8.7. Corporate Property Trustee Required; Eligibility of Trustees and Administrators.

                (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

                (b) There shall at all times be one or more Administrators hereunder. Each Administrator shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity. An employee, officer or Affiliate of the Depositor may serve as an Administrator.

                (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

                SECTION 8.8. Conflicting Interests.

                (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

                (b) The Guarantee Agreement and the Indenture shall be deemed to be sufficiently described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                SECTION 8.9. Co-Trustees and Separate Trustee.

                Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Depositor and the Administrators shall for such purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or
         (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

                Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

                Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                (a) The Trust Securities shall be executed by one or more Administrators, and the Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustees specified hereunder, shall be exercised, solely by the Property Trustee and not by such co-trustee or separate trustee.

                (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

                (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

                (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

                SECTION 8.10. Resignation and Removal; Appointment of Successor.

                No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of
         Section 8.11.

                Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Holders. The Relevant Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements its expenses and charges to serve as the successor Trustee on a form provided by the Administrators, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Issuer Trust, any court of competent jurisdiction for the appointment of a successor Trustee.

                The Property Trustee or the Delaware Trustee may be removed at any time by Act of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Issuer Trust) (i) for cause (including upon the occurrence of an Event of Default described in subparagraph (f) of the definition thereof with respect to the Relevant Trustee), or (ii) if a Debenture Event of Default shall have occurred and be continuing at any time.

                If any Relevant Trustee shall resign, it shall appoint its successor. If a resigning Relevant Trustee shall fail to appoint a successor, or if a Relevant Trustee shall be removed or become incapable of acting as Issuer Trustee, or if any vacancy shall occur in the office of any Issuer Trustee for any cause, the Holders of the Capital Securities, by Act of the Holders of record of not less than 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding delivered to such Relevant Trustee, shall promptly appoint a successor Trustee or Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If no successor Trustee shall have been so appointed by the Holders of the Capital Securities and accepted appointment in the manner required by
         Section 8.11, any Holder, on behalf of himself and all others similarly situated, or any other Issuer Trustee, may petition any court in the State of Delaware for the appointment of a successor Trustee.

                The Property Trustee shall give notice of each resignation and each removal of an a Relevant Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor and to the Administrators. Each notice shall include the name of the Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

                Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Property Trustee following the procedures regarding expenses and charges set forth above (with the successor in each case being a Person who satisfies the eligibility requirement for Administrators or Delaware Trustee, as the case may be, set forth in Section 8.7).

                SECTION 8.11. Acceptance of Appointment by Successor.

                In case of the appointment hereunder of a successor Trustee, the retiring Relevant Trustee and each such successor Trustee with respect to the Trust Securities shall execute, acknowledge and deliver an amendment hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Relevant Trustee; but, on request of the Issuer Trust or any successor Trustee such Relevant Trustee shall duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

                Upon request of any such successor Trustee, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

                No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


                SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.

                Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                SECTION 8.13. Preferential Collection of Claims Against Depositor or Issuer Trust.

                If and when the Property Trustee shall be or become a creditor of the Depositor (or any other obligor upon the Trust Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor (or any such other obligor) as is required by the Trust Indenture Act.

                SECTION 8.14. Trustee May File Proofs of Claim.

                In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

                (a) to file and prove a claim for the whole amount of any Distributions owning and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

                Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

                SECTION 8.15. Reports by Property Trustee.

                (a) Not later than January 31 of each year commencing with January 31, 1998, the Property Trustee shall transmit to all Holders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to:

                     (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect; and

                     (ii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

                (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto as set forth in Section 10.10 of this Trust Agreement.

                (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with the Depositor.

                SECTION 8.16. Reports to the Property Trustee.

                The Depositor and the Administrators on behalf of the Issuer Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by
         Section 314 of the Trust Indenture Act, as set forth in Section 10.10 of this Trust Agreement. The Depositor and the Administrators shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all the terms and covenants applicable to such Person hereunder.

                SECTION 8.17. Evidence of Compliance with Conditions Precedent.

                Each of the Depositor and the Administrators on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act as set forth in Section 10.10 of this Trust Agreement. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

                SECTION 8.18. Number of Issuer Trustees.

                (a) The number of Issuer Trustees shall be two. The Property Trustee and the Delaware Trustee may be the same Person.

                (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

                (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul the Issuer Trust.

                SECTION 8.19. Delegation of Power.

                (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a) or making any governmental filing; and

                (b) The Administrators shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

                SECTION 8.20. Appointment of Administrators.

                (a) The Administrators (other than the initial Administrators) shall be appointed by the Holders of a Majority in Liquidation Amount of the Common Securities and all Administrators (including the initial Administrators) may be removed by the

         Holders of a Majority in Liquidation Amount of the Common Securities or may resign at any time. Each Administrator shall sign an agreement agreeing to comply with the terms of this Trust Agreement. If at any time there is no Administrator, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrators.

                (b) Whenever a vacancy in the number of Administrators shall occur, until such vacancy is filled by the appointment of an Administrator in accordance with this Section 8.20, the Administrators in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrators and shall discharge all the duties imposed upon the Administrators by this Trust Agreement.

                (c) Notwithstanding the foregoing, or any other provision of this Trust Agreement, in the event any Administrator or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of a Majority in Liquidation Amount of the Common Securities, incompetent, or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the remaining Administrators, if there were at least two of them prior to such vacancy, and by the Depositor, if there were not two such Administrators immediately prior to such vacancy (with the successor in each case being a Person who satisfies the eligibility requirement for Administrators or Delaware Trustee, as the case may be, set forth in
         Section 8.7).

                (d) Except as otherwise provided in this Trust Agreement, or by applicable law, any one Administrator may execute any document or otherwise take any action which the Administrators are authorized to take under this Trust Agreement.


                                   ARTICLE IX

                       DISSOLUTION, LIQUIDATION AND MERGER

                SECTION 9.1. Dissolution Upon Expiration Date.

                Unless earlier dissolved, the Issuer Trust shall automatically dissolve on September 30, 2028 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

                SECTION 9.2. Early Termination.

                The first to occur of any of the following events is an "Early Termination Event":

                (a) the occurrence of the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Depositor or all or substantially all of its property, or a court or other governmental agency shall enter a decree or order and such decree or order shall remain unstayed and undischarged for a period of 60 days, unless the Depositor shall transfer the Common Securities as provided by Section 5.11, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

                (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to dissolve the Issuer Trust and to distribute the Junior Subordinated Debentures to Holders in exchange for the Capital Securities (which direction, subject to Section 9.4(a), is optional and wholly within the discretion of the Holders of the Common Securities);

                (c) the redemption of all of the Capital Securities in connection with the redemption of all the Junior Subordinated Debentures; and

                (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

                SECTION 9.3. Dissolution.

                The respective obligations and responsibilities of the Issuer Trustees, the Administrators and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, (b) the payment of any expenses owed by the Issuer Trust, (c) the discharge of all administrative duties of the Administrators, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders and (d) the filing of a certificate of cancellation with the Delaware Secretary of State pursuant to Section 3810 of the Delaware Business Trust Act.

                SECTION 9.4. Liquidation.

                (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to each Holder a Like Amount of Junior Subordinated Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 15 nor more than 45 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                     (i) state the Liquidation Date;

                     (ii) state that, from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Debentures; and

                     (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Junior Subordinated Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrators or the Property Trustee shall deem appropriate.

                (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Junior Subordinated Debentures to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Junior Subordinated Debentures in exchange for the Outstanding Trust Securities Certificates.

                (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) the Clearing Agency for the Capital Securities or its nominee, as the registered holder of the Global Capital Securities Certificate, shall receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by the Clearing Agency or its nominee, and, (iii) any Trust Securities Certificates not held by the Clearing Agency for the Capital Securities or its nominee as specified in clause (ii) above will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Trust Securities represented thereby and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust

         Securities until such certificates are presented to the Securities Registrar for transfer or reissuance.

                (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Junior Subordinated Debentures is not practical, or if any Early Termination Event specified in clause (c) of Section 9 occurs, the Trust Property shall be liquidated, and the Issuer Trust shall be dissolved by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the aggregate of Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities as provided in Section 4.3.

                SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust.

                The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except pursuant to this Section 9.5. At the request of the Holders of the Common Securities, and with the consent of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization if the Capital Securities were rated by any nationally recognized statistical rating organization immediately prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trustee has received an Opinion of Counsel from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act and (vii) the Depositor or any permitted transferee to whom it has transferred the Common Securities hereunder own all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States Federal income tax purposes.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                SECTION 10.1. Limitation of Rights of Holders.

                Except as set forth in Section 9.2, the death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Any merger or similar agreement shall be executed by the Administrators on behalf of the Trust.

                SECTION 10.2. Amendment.

                (a) This Trust Agreement may be amended from time to time by the Property Trustee and the Holders of a Majority in Liquidation Amount of all the Common Securities, without the consent of any Holder of the Capital Securities (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, provided, however, that such amendment shall not adversely affect in any material respect the interests of any Holder or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States Federal income tax purposes at any time that any Trust Securities are Outstanding or to ensure that the Issuer Trust will not be required to register as an investment company under the Investment Company Act.

                (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Property Trustee and the Holders of a Majority in Liquidation Amount of the Common Securities with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Capital Securities and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation for United States federal income tax purposes or affect the Issuer Trust's exemption from status of an "investment company" under the Investment Company Act.

                (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected

         Holder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
         (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date.

                (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or be taxable as a corporation for United States Federal income tax purposes.

                (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor and the Administrators, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor or the Administrators.

                (f) In the event that any amendment to this Trust Agreement is made, the Administrators or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

                (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

                (h) Any amendments to this Trust Agreement shall become effective when notice of such amendment is given to the holders of the Trust Securities.

                SECTION 10.3. Separability.

                In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                SECTION 10.4. Governing Law.

                THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR, THE ISSUER TRUSTEES AND THE ADMINISTRATORS WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                SECTION 10.5. Payments Due on Non-Business Day.

                If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

                SECTION 10.6. Successors.

                This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust, the Administrators and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

                SECTION 10.7. Headings.

                The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

                SECTION 10.8. Reports, Notices and Demands.

                Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Capital Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of Common Securities or the Depositor, to Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201, Attention: Office of the Senior Vice President of Finance, facsimile no.: (509) 458-2391 or to such other address as may be specified in a written notice by the Depositor to the Property Trustee. Such notice, demand or other communication to or upon a

         Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

                Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer Trust, the Property Trustee, the Delaware Trustee, the Administrators, or the Issuer Trust shall be given in writing addressed (until another address is published by the Issuer Trust) as follows: (a) with respect to the Property Trustee to Bankers Trust Company, Four Albany Street, 4th Floor, New York, NY 10006,
         Attention: Corporate Trust and Agency Group Corporate Market Services;
         (b) with respect to the Delaware Trustee to Bankers Trust (Delaware), 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801,
         Attention: Ms. Lisa Wilkins; and (c) with respect to the Administrators, to them at the address above for notices to the Depositor, marked "Attention: Office of the Secretary". Such notice, demand or other communication to or upon the Issuer Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust, the Property Trustee, or such Administrator.

                SECTION 10.9. Agreement Not to Petition.

                Each of the Issuer Trustees, the Administrators and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been dissolved in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustee or the Issuer Trust may assert. If any Issuer Trustee or Administrator takes action in violation of this Section 10.9, the Depositor agrees, for the benefit of the Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by such Person against the Depositor or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustee or the Issuer Trust may assert. The provisions of this Section
         10.9 shall survive the termination of this Trust Agreement.

                SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

                (a) Trust Indenture Act; Application. (i) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be a part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions; (ii) if and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control; (iii) for purposes of this Trust Agreement, the Property Trustee, to the extent permitted by applicable law and/or the rules and regulations of the Commission, shall be the only Issuer Trustee which is a trustee for the purposes of the Trust Indenture Act; and (iv) the application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Capital Securities and the Common Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

                (b) Lists of Holders of Capital Securities. (i) Each of the Depositor and the Administrators on behalf of the Trust shall provide the Property Trustee with such information as is required under Section 312(a) of the Trust Indenture Act at the times and in the manner provided in Section 312(a) and (ii) the Property Trustee shall comply with its obligations under Sections 310(b), 311 and 312(b) of the Trust Indenture Act.

                (c) Reports by the Property Trustee. Within 60 days after May 15 of each year, the Property Trustee shall provide to the Holders of the Trust Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                (d) Periodic Reports to Property Trustee. Each of the Depositor and the Administrators on behalf of the Issuer Trust shall provide to the Property Trustee, the Commission and the Holders of the Trust Securities, as applicable, such documents, reports and information as required by Section 314(a)(1) -(3) (if any) of the Trust Indenture Act and the compliance certificates required by Section 314(a)(4) and (c) of the Trust Indenture Act (provided that any certificate to be provided pursuant to Section

         314(a)(4) of the Trust Indenture Act shall be provided within 120 days of the end of each fiscal year of the Issuer Trust.

                (e) Evidence of Compliance with Conditions Precedent. Each of the Depositor and the Administrators on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to Section 314(c) shall comply with Section 314(e) of the Trust Indenture Act.

                (f) Disclosure of Information. The disclosure of information as to the names and addresses of the Holders of Trust Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Property Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

                SECTION 10.11. Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

                THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT AND THE INDENTURE, AND THE AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

                                       STERLING FINANCIAL CORPORATION
                                       as Depositor


                                       By:
                                            ------------------------------------
                                       Name:
                                       Title:


                                       BANKERS TRUST COMPANY,
                                       as Property Trustee



                                       By:
                                            ------------------------------------
                                       Name:
                                       Title:


                                       BANKERS TRUST (DELAWARE),
                                       as Delaware Trustee and not
                                       in its individual capacity



                                       By:
                                            ------------------------------------
                                       Name:
                                       Title:


Subscribed to and Accepted by,
as the Initial Administrators:



------------------------------------
Harold B. Gilkey


------------------------------------
Daniel G. Byrne

                                                                       EXHIBIT A


                [INSERT CERTIFICATE OF TRUST FILED WITH DELAWARE]

                                                                       EXHIBIT B


                [INSERT FORM OF CERTIFICATE DEPOSITARY AGREEMENT]

                                                                       EXHIBIT C


               THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE
                   DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR
                      IN COMPLIANCE WITH APPLICABLE LAW AND
                       SECTION 5.11 OF THE TRUST AGREEMENT


                Certificate Number          Number of Common Securities

                     C-__                             31,299


                    Certificate Evidencing Common Securities

                                       of

                            Sterling Capital Trust I

                            9.25 % Common Securities
                  (liquidation amount $25 per Common Security)

                     Sterling Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Sterling Financial Corporation (the "Holder") is the registered owner of _________ (_____) common securities of the Issuer Trust representing undivided beneficial interests in the Issuer Trust and has designated the ____% Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of May __, 1997, as the same may be amended from time to time (the "Trust Agreement") among Sterling Financial Corporation, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Holders of Trust Securities, including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

                     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

                     Terms used but not defined herein have the meanings set forth in the Trust Agreement.

                     IN WITNESS WHEREOF, one of the Administrators of the Issuer Trust has executed this certificate this ___ day of ______________,
         ____.

                                       STERLING CAPITAL TRUST I



                                       By:  ____________________________________
                                       Name:
                                       Administrator



         COUNTERSIGNED AND REGISTERED:

         BANKERS TRUST COMPANY,
           as Securities Registrar



         By: ________________________
             Name:
             Signatory Officer

                                                                       EXHIBIT D


                     [IF THE CAPITAL SECURITIES CERTIFICATE IS TO BE A GLOBAL CAPITAL SECURITIES CERTIFICATE, INSERT -- This Capital Securities Certificate is a Global Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Capital Security Certificate is exchangeable for Capital Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

                     Unless this Capital Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Sterling Capital Trust I or its agent for registration of transfer, exchange or payment, and any Capital Security Certificate issued is registered in the name of such nominee as is requested by an authorized representative of DTC (and any payment is made to such entity as is requested by an authorized representative of
         DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, has an interest herein.]

                 CERTIFICATE NUMBER      NUMBER OF CAPITAL SECURITIES

                     P-__

                       CUSIP NO. ________________________

                    CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                            STERLING CAPITAL TRUST I

                            ____% CAPITAL SECURITIES

                  (LIQUIDATION AMOUNT $25 PER CAPITAL SECURITY)


                     Sterling Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby
         certifies that (the "Holder") is the registered owner of) (     )
         preferred securities of the Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and has designated the Sterling Capital Trust I 9.25

         % Capital Securities (liquidation amount $25 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of May __, 1997, as the same may be amended from time to time (the "Trust Agreement"), among Sterling Financial Corporation, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Holders of Trust Securities, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Sterling Financial Corporation, a Washington corporation, and Bankers Trust Company, as guarantee trustee, dated as of February 5, 1997 (the "Guarantee Agreement"), to the extent provided therein. The Issuer Trust will furnish a copy of the Issuer Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

                     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

                     IN WITNESS WHEREOF, one of the Administrators of the Issuer
         Trust has executed this certificate this day of    ,     .

                                       STERLING CAPITAL TRUST I



                                       By:
                                            ____________________________________
                                       Name:
                                       Administrator

COUNTERSIGNED AND REGISTERED:

BANKERS TRUST COMPANY,
as Securities Registrar



By:
     -----------------------------
Name:
Authorized Signatory

                                   ASSIGNMENT

                     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:


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                    (Insert assignee's social security or tax
                             identification number)


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                    (Insert address and zip code of assignee)

         and irrevocably appoints
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         agent to transfer this Capital Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

         Date:
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         Signature:
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                     (Sign exactly as your name appears on
                     the other side of this Capital Security
                     Certificate)

         The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.